May 18, 2007

Epiphany Funds
306 W. 7th Street
Suite 616
Fort Worth, Texas 76102

Re:  Epiphany Funds File Nos. 333-21962 and 811-138045

Gentlemen:

A legal opinion (the "Legal Opinion") that we prepared was filed with Pre-Effective Amendment No. 1 to the Epiphany Funds Registration Statement. We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 1 under the Securities Act of 1933, Post-Effective Amendment No. 2 under the Investment Company Act of 1940 (the "Amendment") and consent to all references to us in the Amendment.

Very truly yours,

/s/ Thompson Hine LLP

THOMPSON HINE LLP



JMS